SUPPLEMENTAL OPERATING & FINANCIAL DATA Q4 2016 an S&P 500 company S&P High Yield Dividend Aristocrats® index member Exhibit 99.2

Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 EBITDA & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 19 Property Type Composition 20 Same Store Rental Revenue 21 Leasing Data Occupancy 23 Leasing Activity 24 Expirations 25 Earnings Guidance 26 Analyst Coverage 27 Table Of Contents 2 Q4 2016 Supplemental Operating & Financial Data This Supplemental Operating & Financial Data should be read in connection with the company's fourth quarter 2016 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on February 22, 2017) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data.

Senior Management John P. Case, Chief Executive Officer Sumit Roy, President and Chief Operating Officer Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer Michael R. Pfeiffer, Executive VP, General Counsel and Secretary Neil M. Abraham, Executive VP, Chief Investment Officer Credit Ratings Standard & Poor’s BBB+ Positive Outlook Moody's Baa1 Positive Outlook Fitch BBB+ Stable Outlook Dividend Information as of February 2017  Current annualized dividend of $2.526 per share  Compound average annual dividend growth rate of approximately 4.7%  560 consecutive monthly dividends declared  77 consecutive quarterly dividend increases Corporate Headquarters 11995 El Camino Real San Diego, California 92130 Phone: (858) 284-5000 Website: www.realtyincome.com Transfer Agent Wells Fargo Shareowner Services Phone: (877) 218-2434 Email: stocktransfer@wellsfargo.com Website: www.shareowneronline.com Corporate Profile Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants. The company has in-house acquisition, portfolio management, asset management, real estate research, credit research, legal, finance and accounting, information technology, and capital markets capabilities. Over the past 48 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term net lease agreements. Portfolio Overview At December 31, 2016, we owned a diversified portfolio of 4,944 properties located in 49 states and Puerto Rico, with over 83 million square feet of leasable space. Our properties are leased to 248 different commercial tenants doing business in 47 separate industries. Approximately 79% of our quarterly rental revenues were generated from retail properties, 13% from industrial properties, and the remaining 8% were from other property types. Our physical occupancy rate as of December 31, 2016 was 98.3%, with a weighted average remaining lease term of 9.8 years. Common Stock Our Common Stock is traded on the New York Stock Exchange under the symbol "O" Corporate Overview 3 Q4 2016 Supplemental Operating & Financial Data December 31, 2016 Closing price $ 57.48 Shares and units outstanding 260,573,463 Market value of common equity $ 14,977,763,000 Total market capitalization $ 21,261,521,000

Consolidated Statements Of Income (dollars in thousands, except per share amounts) 4 Q4 2016 Supplemental Operating & Financial Data (unaudited) (unaudited) Three months ended Year ended December 31, December 31, 2016 2015 2016 2015 REVENUE Rental $ 275,224 $ 252,733 $ 1,057,413 $ 976,865 Tenant reimbursements 11,363 10,259 43,104 42,015 Other 1,256 676 2,655 4,405 Total revenue 287,843 263,668 1,103,172 1,023,285 EXPENSES Depreciation and amortization 117,752 105,739 449,943 409,215 Interest 48,935 51,982 219,974 233,079 General and administrative 13,559 12,966 51,966 49,298 Property (including reimbursable) 17,411 12,897 62,865 55,352 Income taxes 449 721 3,262 3,169 Provisions for impairment 3,709 1,378 20,664 10,560 Total expenses 201,815 185,683 808,674 760,673 Gain on sales of real estate 6,696 5,126 21,979 22,243 Net income 92,724 83,111 316,477 284,855 Net income attributable to noncontrolling interests (283) (170) (906) (1,089) Net income attributable to the Company 92,441 82,941 315,571 283,766 Preferred stock dividends (6,770) (6,770) (27,080) (27,080) Net income available to common stockholders $ 85,671 $ 76,171 $ 288,491 $ 256,686 Net income available to common stockholders per common share: Basic and diluted $ 0.33 $ 0.31 $ 1.13 $ 1.09

Funds From Operations (FFO) (dollars in thousands, except per share amounts) 5 Q4 2016 Supplemental Operating & Financial Data The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations. We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts’ (NAREIT’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. Three months ended Year ended December 31, December 31, 2016 2015 2016 2015 Net income available to common stockholders $ 85,671 $ 76,171 $ 288,491 $ 256,686 Depreciation and amortization 117,752 105,739 449,943 409,215 Depreciation of furniture, fixtures and equipment (172) (202) (747) (811) Provisions for impairment 3,709 1,378 20,664 10,560 Gain on sales of real estate (6,696) (5,126) (21,979) (22,243) FFO adjustments allocable to noncontrolling interests (431) (52) (977) (970) FFO available to common stockholders $ 199,833 $ 177,908 $ 735,395 $ 652,437 FFO per common share: Basic $ 0.77 $ 0.72 $ 2.88 $ 2.77 Diluted $ 0.77 $ 0.71 $ 2.88 $ 2.77 Distributions paid to common stockholders $ 156,741 $ 140,471 $ 610,516 $ 533,238 FFO available to common stockholders in excess of distributions paid to common stockholders $ 43,092 $ 37,437 $ 124,879 $ 119,199 Weighted average number of common shares used for FFO per share computations: Basic 258,373,179 248,515,893 255,066,500 235,767,932 Diluted 259,010,432 249,508,956 255,822,679 235,891,368

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three months ended December 31, 2016	Three months ended December 31, 2015	Year ended December 31, 2016	Year ended December 31, 2015
Net income available to common stockholders	$ 85,671	$ 76,171	$ 288,491	$ 256,686
Cumulative adjustments to calculate FFO [1]	114,162	101,737	446,904	395,751
FFO available to common stockholders	199,833	177,908	735,395	652,437
Amortization of share-based compensation	2,803	2,793	12,007	10,391
Amortization of deferred financing costs	1,492	1,334	5,352	5,294
Amortization of net mortgage premiums	(745)	(1,725)	(3,414)	(6,978)
Gain on early extinguishment of debt	-	(148)	-	(504)
(Gain) loss on interest rate swaps	(7,474)	(4,094)	(1,639)	3,043
Leasing costs and commissions	(233)	(193)	(797)	(748)
Recurring capital expenditures	(193)	(3,786)	(679)	(7,606)
Straight-line rent	(5,239)	(4,185)	(19,451)	(16,468)
Amortization of above and below-market leases	2,627	2,040	9,297	7,861
Other adjustments	93	79	303	306
AFFO available to common stockholders	$ 192,964	$ 170,023	$ 736,374	$ 647,028
AFFO per common share:				
Basic	$ 0.75	$ 0.68	$ 2.89	$ 2.74
Diluted	$ 0.75	$ 0.68	$ 2.88	$ 2.74
Distributions paid to common stockholders	$ 156,741	$ 140,471	$ 610,516	$ 533,238
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 36,223	$ 29,552	$ 125,858	$ 113,790
Weighted average number of common shares used for AFFO per share computations:				
Basic	258,373,179	248,515,893	255,066,500	235,767,932
Diluted	259,010,432	249,508,956	255,822,679	235,891,368

[1] See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q4 2016 Supplemental Operating & Financial Data 6

Consolidated Balance Sheets (dollars in thousands , except per share amounts) 7 Q4 2016 Supplemental Operating & Financial Data December 31, 2016 December 31, 2015 ASSETS (unaudited) Real estate, at cost: Land $ 3,752,204 $ 3,286,004 Buildings and improvements 10,112,212 9,010,778 Total real estate, at cost 13,864,416 12,296,782 Less accumulated depreciation and amortization (1,987,200) (1,687,665) Net real estate held for investment 11,877,216 10,609,117 Real estate held for sale, net 26,575 9,767 Net real estate 11,903,791 10,618,884 Cash and cash equivalents 9,420 40,294 Accounts receivable, net 104,584 81,678 Acquired lease intangible assets, net 1,082,320 1,034,417 Goodwill 15,067 15,321 Other assets, net 37,689 54,785 Total assets $ 13,152,871 $ 11,845,379 LIABILITIES AND EQUITY Distributions payable $ 55,235 $ 50,344 Accounts payable and accrued expenses 121,156 115,826 Acquired lease intangible liabilities, net 264,206 250,916 Other liabilities 85,616 53,965 Line of credit payable 1,120,000 238,000 Term loans, net 319,127 318,835 Mortgages payable, net 466,045 646,187 Notes payable, net 3,934,433 3,617,973 Total liabilities $ 6,365,818 $ 5,292,046 Stockholders' equity: Preferred stock and paid in capital, par value $0.01 per share, 69,900,000 shares authorized, 16,350,000 shares issued and $ 395,378 $ 395,378 outstanding as of December 31, 2016 and December 31, 2015, liquidation preference $25.00 per share Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 260,168,259 shares issued and outstanding as of December 31, 2016 and 250,416,757 shares issued and outstanding as of December 31, 2015 8,228,594 7,666,428 Distributions in excess of net income (1,857,168) (1,530,210) Total stockholders' equity 6,766,804 6,531,596 Noncontrolling interests 20,249 21,737 Total equity 6,787,053 6,553,333 Total liabilities and equity $ 13,152,871 $ 11,845,379

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date	Principal Balance as of December 31, 2016	% of Debt	Interest Rate as of December 31, 2016	Weighted Average Years until Maturity
Credit Facility					
Credit Facility [1]	June 30, 2019	$ 1,120,000	19.1%	1.67%	2.5 years
Unsecured Term Loans					
Term Loan - Tau [2]	January 21, 2018	70,000	1.2%	1.82%	1.1 years
Term Loan - Realty Income [3]	June 30, 2020	250,000	4.2%	1.72%	3.5 years
	Principal amount	320,000	5.4%	1.74%	3.0 years
Deferred financing costs		(873)			
	Carrying value	319,127			
Senior Unsecured Notes and Bonds					
5.375% Notes due 2017	September 15, 2017	175,000	3.0%	5.38%	
2.000% Notes due 2018	January 31, 2018	350,000	6.0%	2.00%	
6.750% Notes due 2019	August 15, 2019	550,000	9.4%	6.75%	
5.750% Notes due 2021	January 15, 2021	250,000	4.2%	5.75%	
3.250% Notes due 2022	October 15, 2022	450,000	7.7%	3.25%	
4.650% Notes due 2023	August 1, 2023	750,000	12.8%	4.65%	
3.875% Notes due 2024	July 15, 2024	350,000	6.0%	3.88%	
4.125% Notes due 2026	October 15, 2026	250,000	4.2%	4.13%	
3.000% Notes due 2027	January 15, 2027	600,000	10.2%	3.00%	
5.875% Bonds due 2035	March 15, 2035	250,000	4.2%	5.88%	
	Principal amount	3,975,000	67.7%	4.38%	6.6 years
Unamortized discounts and deferred financing costs		(40,567)			
	Carrying value	3,934,433			
Mortgages Payable					
36 mortgages on 127 properties	April 2017 - June 2032	460,008[4]	7.8%	4.86%	4.0 years
Unamortized premiums and deferred financing costs		6,037			
	Carrying value	466,045			
	TOTAL DEBT $	**5,875,008**[5]		**3.76%**	**5.4 years**

Fixed Rate $	**4,716,771**	**80%**
Variable Rate $	**1,158,237**	**20%**

(1) We have a $2.0 billion unsecured acquisition credit facility with an initial term that expires in June 2019. It includes, at our election, two six-month extension options, at a cost of 0.075% of the facility commitment, or $1.5 million per option. The credit facility also has a $1.0 billion expansion option. As of December 31, 2016, $880 million was available on the credit facility.
(2) Borrowing under the term loan bears interest at the current one month LIBOR, plus 1.20%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.15%.
(3) Borrowing under the term loan bears interest at the current one month LIBOR, plus 0.95%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.67%.
(4) The mortgages payable are at fixed interest rates, except for mortgages totaling $38.2 million at December 31, 2016.
(5) Excludes non-cash unamortized original issuance discounts recorded on the senior unsecured notes and bonds, as well as non-cash unamortized premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

Q4 2016 Supplemental Operating & Financial Data 8

Debt Maturities (dollars in millions) 9 Q4 2016 Supplemental Operating & Financial Data Debt Maturities Year of Credit Term Senior Unsecured Mortgages Weighted Average Maturity Facility Loan Notes and Bonds Payable Total Interest Rate (1) 2017 $ - $ - $ 175.0 $ 103.2 $ 278.2 5.41% 2018 - 70.0 350.0 21.9 441.9 2.11% 2019 1,120.0 - 550.0 42.3 1,712.3 6.47% 2020 - 250.0 - 82.4 332.4 2.53% 2021 - - 250.0 66.9 316.9 5.66% Thereafter - - 2,650.0 143.3 2,793.3 4.04% Totals $ 1,120.0 $ 320.0 $ 3,975.0 $ 460.0 $ 5,875.0 (1) Weighted average interest rate for 2019 excludes the credit facility. Mortgages Payable Maturities by Quarter Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2017 $ 2.1 $ 36.9 $ 39.5 $ 24.7 $ 103.2 5.46% 2018 1.3 12.1 1.2 7.3 21.9 4.85% 2019 1.3 1.3 17.0 22.7 42.3 2.78% 2020 1.2 1.2 12.6 67.4 82.4 4.98% 2021 18.2 17.7 30.7 0.3 66.9 5.33% Thereafter - - - - 143.3 4.76% Totals $ 24.1 $ 69.2 $ 101.0 $ 122.4 $ 460.0

Capital Structure as of December 31, 2016 Capitalization & Financial Ratios (dollars in thousands , except per share amounts) 10 Q4 2016 Supplemental Operating & Financial Data Liquidity as of December 31, 2016 Cash on Hand $ 9,420 Availability under Credit Facility 880,000 $ 889,420 Capitalization as of December 31, 2016 Carrying Debt Value Credit Facility $ 1,120,000 Unsecured Term Loans 320,000 Senior Unsecured Notes and Bonds 3,975,000 Mortgages Payable 460,008 Total Debt $ 5,875,008 Equity Shares / Units Stock Price Redemption Price Market Value Common Stock (NYSE: O) 260,168,259 $ 57.48 $ 14,954,472 Common Units (1) 405,204 $ 57.48 23,291 Common Equity 14,977,763 Class F Preferred Stock (2) 16,350,000 $ 25.00 408,750 Total Equity $ 15,386,513 Total Market Capitalization (3) $ 21,261,521 Debt/Total Market Capitalization (3) 27.6% Debt and Preferred Stock/Total Market Capitalization (3) 29.6% (1) Common units are exchangeable into cash or common stock at our option at a conversion ratio of 1:1, subject to certain exceptions. (2) Market value presented is the aggregate liquidation value based on the stated redemption price. (3) Our enterprise value was $21,252,101 (total market capitalization less cash on hand). The percentages for both debt to enterprise value as well as debt and preferred stock to enterprise value are materially consistent with those presented for total market capitalization. Dividend Data Year-over-Year 2016 2015 Growth Rate Common Dividend Paid per Share $ 2.392 $ 2.271 5.3% AFFO per Share (diluted) $ 2.88 $ 2.74 5.1% AFFO Payout Ratio 83.1% 82.9% Debt 28% Preferred Stock 2% Common Stock 70%

EBITDA & Coverage Ratios (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Reconciliation of Net Income to EBITDA [1]

		Three months ended December 31, 2016
Net income	$	92,724
Interest		48,935
Income taxes		449
Depreciation and amortization		117,752
Impairment loss		3,709
Gain on sales of real estate		(6,696)
Quarterly EBITDA	$	256,873
Annualized EBITDA	$	1,027,492
Debt/EBITDA		5.7
Debt and Preferred/EBITDA		6.1

[1] EBITDA, a non-GAAP measure, means, for the most recent quarter, annualized earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, and (v) gain on sales. Our EBITDA may not be comparable to EBITDA reported by other companies that interpret the definitions of EBITDA differently than we do. Management believes EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors. The ratio of our total debt to EBITDA is also used to determine vesting of performance share awards granted to our executive officers. EBITDA should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Our ratio of debt to EBITDA, which is used by management as a measure of leverage, is calculated by annualizing quarterly EBITDA and then dividing by our total debt per the consolidated balance sheet.

[2] Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service coverage.

[3] Fixed charge coverage is calculated in exactly the same manner as the debt service coverage (which is calculated on page 12), except that preferred stock dividends are also added to the denominator.

Debt Service Coverage [2]



5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
4.5
4.6
4.7
5.0
4.8
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016

Fixed Charge Coverage [3]



5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
4.0
4.1
4.2
4.4
4.2
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016

Q4 2016 Supplemental Operating & Financial Data 11

Debt Covenants 12 Q4 2016 Supplemental Operating & Financial Data As of December 31, 2016 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt < 60% of adjusted undepreciated assets 41.9% Limitation on incurrence of secured debt < 40% of adjusted undepreciated assets 3.4% Debt service coverage (trailing 12 months) (1) > 1.5 x 4.8x Maintenance of total unencumbered assets > 150% of unsecured debt 243.7% (1) This covenant is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on January 1, 2016, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of January 1, 2016, nor does it purport to reflect our debt service coverage ratio for any future period.

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2016

First Quarter 2016	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	80	$ 300,523	$ 19,708	877,997	6.6%	16.3
Properties under Development [3]	23	52,118	3,547	853,273	6.8%	13.1
Total Real Estate Investments	103	$ 352,641	$ 23,255	1,731,270	6.6%	15.8

Approximately 23% of the annualized revenue generated by these investments is from investment grade tenants[4]

Second Quarter 2016

Second Quarter 2016	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	46	$ 300,715	$ 18,804	1,662,248	6.3%	13.5
Properties under Development [3]	11	9,574	840	69,508	8.8%	13.4
Total Real Estate Investments	57	$ 310,289	$ 19,644	1,731,756	6.3%	13.5

Approximately 58% of the annualized revenue generated by these investments is from investment grade tenants[4]

Third Quarter 2016

Third Quarter 2016	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	80	$ 384,182	$ 23,794	1,369,642	6.2%	15.5
Properties under Development [3]	13	26,032	1,867	416,446	7.2%	14.4
Total Real Estate Investments	93	$ 410,214	$ 25,661	1,786,088	6.3%	15.4

Approximately 69% of the annualized revenue generated by these investments is from investment grade tenants[4]

Fourth Quarter 2016

Fourth Quarter 2016	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	266	$ 769,520	$ 46,894	2,632,986	6.1%	14.3
Properties under Development [3]	13	16,046	1,125	335,963	7.0%	12.8
Total Real Estate Investments	279	$ 785,566	$ 48,019	2,968,949	6.1%	14.3

Approximately 84% of the annualized revenue generated by these investments is from investment grade tenants[4]

2016

2016	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	472	$ 1,754,940	$ 109,200	6,542,873	6.2%	14.8
Properties under Development [3]	33	103,770	7,379	1,675,190	7.1%	13.5
Total Real Estate Investments	505	$ 1,858,710	$ 116,579	8,218,063	6.3%	14.7

Approximately 64% of the annualized revenue generated by these investments is from investment grade tenants[4]

[1] Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).

[2] The new property acquisitions were completed through 19 independent transactions during the first quarter of 2016, 22 independent transactions during the second quarter of 2016, 20 independent transactions during the third quarter of 2016, and 24 independent transactions during the fourth quarter of 2016.

[3] Includes investments during the period in new development, expansion of existing properties, and redevelopment of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

[4] Refer to footnote 2 on page 16 for our definition of investment grade tenants.

Q4 2016 Supplemental Operating & Financial Data

13

Disposition Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2016

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate (1)
Occupied	2	$ 3,455	$ 2,535	$ 3,377	6.9%
Vacant	9	12,511	6,148	7,661	-
Total Real Estate Dispositions	11	$ 15,966	$ 8,683	$ 11,038	

The unlevered internal rate of return on properties sold during the first quarter was 6.6%

Second Quarter 2016

	Number of Properties	Original Investment	Net Book Value	Net Proceeds (2)	Cash Capitalization Rate (1)
Occupied	3	$ 9,652	$ 6,929	$ 13,672	7.5%
Vacant	12	16,337	8,256	10,310	-
Total Real Estate Dispositions	15	$ 25,989	$ 15,185	$ 23,982	

The unlevered internal rate of return on properties sold during the second quarter was 10.5%

Third Quarter 2016

	Number of Properties	Original Investment	Net Book Value	Net Proceeds (2)	Cash Capitalization Rate (1)
Occupied	3	$ 3,054	$ 1,938	$ 3,108	9.5%
Vacant	20	31,693	12,517	15,031	-
Total Real Estate Dispositions	23	$ 34,747	$ 14,455	$ 18,139	

The unlevered internal rate of return on properties sold during the third quarter was 7.4%

Fourth Quarter 2016

	Number of Properties	Original Investment	Net Book Value	Net Proceeds (2)	Cash Capitalization Rate (1)
Occupied	10	$ 17,903	$ 15,943	$ 19,429	7.0%
Vacant	16	25,001	12,499	15,006	-
Total Real Estate Dispositions	26	$ 42,904	$ 28,442	$ 34,435	

The unlevered internal rate of return on properties sold during the fourth quarter was 8.5%

2016

	Number of Properties	Original Investment	Net Book Value	Net Proceeds (2)	Cash Capitalization Rate (1)
Occupied	18	$ 34,064	$ 27,345	$ 39,586	7.3%
Vacant	57	85,542	39,420	48,008	-
Total Real Estate Dispositions	75	$ 119,606	$ 66,765	$ 87,594	

The unlevered internal rate of return on properties sold during 2016 was 8.5%

(1) Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

(2) Data excludes properties sold as a result of eminent domain activities. During the second, third, and fourth quarters of 2016, we were awarded net proceeds of $517,000, $1,500,000, and $926,734, respectively, related to two eminent domain transactions. Net proceeds of $8.6 million received in connection with the sale of our former corporate headquarters were not included in net proceeds figures for the fourth quarter of 2016.

Q4 2016 Supplemental Operating & Financial Data 14

Development Pipeline (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Retail

Retail	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	2	$ 7,098	$ 10,159	$ 17,257	100%
Expansion of existing properties	-	-	-	-	-
Redevelopment of existing properties	3	1,802	843	2,645	100%
	5	$ 8,900	$ 11,002	$ 19,902	

Non-Retail

Non-Retail	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	-	$ -	$ -	$ -	-
Expansion of existing properties	2	1,332	2,638	3,970	100%
Redevelopment of existing properties	1	9,258	8,242	17,500	100%
	3	$ 10,590	$ 10,880	$ 21,470	

Total

Total	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	2	$ 7,098	$ 10,159	$ 17,257	100%
Expansion of existing properties	2	1,332	2,638	3,970	100%
Redevelopment of existing properties	4	11,060	9,085	20,145	100%
	8	$ 19,490	$ 21,882	$ 41,372	

[1] Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

[2] Estimated rental revenue commencement dates on properties under development is between January 2017 and June 2017.

Q4 2016 Supplemental Operating & Financial Data 15

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at December 31, 2016 include the following:

Tenant	Number of Properties	% of Revenue	Investment Grade Ratings (Moody's/S&P/Fitch)
Walgreens	203	7.0%	Baa2/ BBB/ BBB
FedEx	43	5.5%	Baa2/ BBB/ -
Dollar General	524	4.2%	Baa2/ BBB/ -
LA Fitness	48	4.0%	-
Dollar Tree / Family Dollar	457	3.8%	-
Circle K (Couche-Tard)	299	2.6%	Baa2/ BBB/ -
AMC Theatres	22	2.6%	-
BJ's Wholesale Clubs	15	2.4%	-
Diageo	17	2.2%	A3/ A-/ A-
CVS Pharmacy	70	2.0%	Baa1/ BBB+/ -
Super America / Western Refining	134	2.0%	-
Walmart / Sam's Club	31	1.9%	Aa2/ AA/ AA
Regal Cinemas	22	1.9%	-
GPM Investments / Fas Mart	216	1.9%	-
Rite Aid	69	1.9%	-
7-Eleven	111	1.8%	Baa1/ AA-/ -
Life Time Fitness	9	1.8%	-
TBC Corporation (Sumitomo)	149	1.6%	Baa1/ A-/ -
FreedomRoads / Camping World	18	1.2%	-
Home Depot	10	1.1%	A2/ A/ A

Average EBITDAR/Rent Ratio on Retail Properties **2.8x** (1)
Median EBITDAR/Rent Ratio on Retail Properties **2.7x** (1)

(1) Based on the analysis of the most recently provided information from retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants (2) :

Number of Properties	1,990
Percentage of Annualized Rents	47%
Percentage of Leases with Rental Increases, Based on Revenue	75%



29%
50%
3%
18%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(2) We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 47% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 9% from properties leased to subsidiaries of investment grade companies. Refer to page 20 for investment grade composition by property type.

Q4 2016 Supplemental Operating & Financial Data 16

* Less than 0.1% Industry Diversification 17 Q4 2016 Supplemental Operating & Financial Data (1) Includes rental revenue for all properties owned at the end of each period presented, including revenue from properties reclassified as discontinued operations. Percentage of Rental Revenue (1) For the Quarter Ended For the Year Ended December 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2016 2016 2015 2014 2013 2012 Retail industries Apparel stores 1.8% 1.9% 2.0% 2.0% 1.9% 1.7 % Automotive collision services 1.0 1.0 1.0 0.8 0.8 1.1 Automotive parts 1.4 1.3 1.4 1.3 1.2 1.0 Automotive service 1.9 1.9 1.9 1.8 2.1 3.1 Automotive tire services 2.6 2.7 2.9 3.2 3.6 4.7 Book stores * * * * * 0.1 Child care 1.8 1.9 2.0 2.2 2.8 4.5 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.5 Convenience stores 8.5 8.7 9.2 10.1 11.2 16.3 Crafts and novelties 0.5 0.5 0.5 0.5 0.5 0.3 Dollar stores 8.3 8.6 8.9 9.6 6.2 2.2 Drug stores 11.4 11.2 10.6 9.5 8.1 3.5 Education 0.3 0.3 0.3 0.4 0.4 0.7 Entertainment 0.5 0.5 0.5 0.5 0.6 0.9 Equipment services * 0.1 0.1 0.1 0.1 0.1 Financial services 1.8 1.4 1.3 1.4 1.5 0.2 General merchandise 1.7 1.5 1.4 1.2 1.1 0.6 Grocery stores 3.4 3.1 3.0 3.0 2.9 3.7 Health and fitness 7.9 8.1 7.7 7.0 6.3 6.8 Health care 0.9 0.9 1.0 1.1 1.1 - Home furnishings 0.8 0.7 0.7 0.7 0.9 1.0 Home improvement 2.5 2.5 2.4 1.7 1.6 1.5 Jewelry 0.1 0.1 0.1 0.1 0.1 - Motor vehicle dealerships 1.9 1.9 1.6 1.6 1.6 2.1 Office supplies 0.3 0.3 0.3 0.4 0.5 0.8 Pet supplies and services 0.6 0.6 0.7 0.7 0.8 0.6 Restaurants - casual dining 3.9 3.9 3.8 4.3 5.1 7.3 Restaurants - quick service 5.2 4.9 4.2 3.7 4.4 5.9 Shoe stores 0.5 0.5 0.5 0.1 0.1 0.1 Sporting goods 1.3 1.6 1.8 1.6 1.7 2.5 Telecommunications * * - - - - Theaters 4.7 4.9 5.1 5.3 6.2 9.4 Transportation services 0.1 0.1 0.1 0.1 0.1 0.2 Wholesale clubs 3.4 3.6 3.8 4.1 3.9 3.2 Other * * * * 0.1 0.1 Retail industries 81.3% 81.5% 81.1% 80.4% 79.8% 86.7%

Industry Diversification (Cont’d) 18 Q4 2016 Supplemental Operating & Financial Data * Less than 0.1% (1) Includes rental revenue for all properties owned at the end of each period presented, including revenue from properties reclassified as discontinued operations. Percentage of Rental Revenue (1) For the Quarter Ended For the Year Ended December 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2016 2016 2015 2014 2013 2012 Non-retail industries Aerospace 1.0 1.0 1.1 1.2 1.2 0.9 Beverages 2.8 2.6 2.7 2.8 3.3 5.1 Consumer appliances 0.4 0.5 0.6 0.5 0.6 0.1 Consumer goods 0.9 0.9 0.9 0.9 1.0 0.1 Crafts and novelties 0.1 0.1 0.1 0.1 0.1 - Diversified industrial 0.9 0.9 0.8 0.5 0.2 0.1 Electric utilities 0.1 0.1 0.1 0.1 * - Equipment services 0.4 0.5 0.4 0.5 0.4 0.3 Financial services 0.4 0.4 0.4 0.4 0.5 0.4 Food processing 1.1 1.1 1.2 1.4 1.5 1.3 General merchandise 0.3 0.3 0.3 0.3 - - Government services 1.0 1.1 1.2 1.3 1.4 0.1 Health care 0.6 0.6 0.7 0.7 0.8 * Home furnishings 0.1 0.1 0.2 0.2 0.2 - Insurance 0.1 0.1 0.1 0.1 0.1 * Machinery 0.1 0.1 0.1 0.2 0.2 0.1 Other manufacturing 0.7 0.8 0.7 0.7 0.6 - Packaging 0.9 0.8 0.8 0.8 0.9 0.7 Paper 0.1 0.1 0.1 0.1 0.2 0.1 Shoe stores 0.2 0.2 0.2 0.8 0.9 - Telecommunications 0.7 0.6 0.7 0.7 0.7 0.8 Transportation services 5.6 5.4 5.3 5.1 5.3 2.2 Other 0.2 0.2 0.2 0.2 0.1 1.0 Non-retail industries 18.7% 18.5% 18.9% 19.6% 20.2% 13.3 % Totals 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Geographic Diversification (dollars in thousands)

REALTY INCOME

The Monthly Dividend Company®

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet		Rental Revenue for the Quarter Ended December 31, 2016[1]	Percentage of Rental Revenue
Alabama	159	97%	1,367,700	$	5,112	1.9%
Alaska	3	67	275,900		475	0.2
Arizona	109	99	1,626,300		6,422	2.3
Arkansas	55	100	816,500		1,828	0.7
California	178	99	5,292,400		26,423	9.6
Colorado	81	100	1,097,400		4,375	1.6
Connecticut	24	92	535,300		2,571	0.9
Delaware	18	100	93,000		717	0.3
Florida	367	99	4,039,500		14,950	5.4
Georgia	250	98	4,154,400		12,150	4.4
Hawaii	--	--	--		--	--
Idaho	12	100	87,000		419	0.1
Illinois	229	99	5,144,000		14,597	5.3
Indiana	171	99	2,105,400		8,406	3.1
Iowa	40	95	2,970,600		4,089	1.5
Kansas	93	98	1,846,400		4,834	1.8
Kentucky	62	98	1,368,400		4,026	1.5
Louisiana	99	97	1,353,200		3,863	1.4
Maine	16	94	178,500		928	0.3
Maryland	36	94	864,400		4,412	1.6
Massachusetts	80	98	751,600		3,498	1.3
Michigan	163	98	1,651,900		6,398	2.3
Minnesota	158	99	1,951,100		9,772	3.5
Mississippi	134	95	1,623,600		4,552	1.7
Missouri	140	97	2,851,300		8,846	3.2
Montana	11	100	87,000		483	0.2
Nebraska	38	100	806,500		2,255	0.8
Nevada	22	100	413,000		1,309	0.5
New Hampshire	19	100	315,800		1,481	0.5
New Jersey	71	99	834,400		4,388	1.6
New Mexico	30	100	293,200		887	0.3
New York	94	100	2,505,300		12,331	4.5
North Carolina	173	98	2,258,100		7,387	2.7
North Dakota	8	88	123,000		206	0.1
Ohio	247	98	6,247,100		14,936	5.4
Oklahoma	133	99	1,652,200		4,549	1.6
Oregon	28	100	593,300		2,378	0.9
Pennsylvania	148	99	1,855,000		7,528	2.7
Rhode Island	3	100	153,300		809	0.3
South Carolina	148	99	1,105,100		5,157	1.9
South Dakota	14	100	170,700		416	0.1
Tennessee	224	97	3,174,400		8,781	3.2
Texas	490	99	9,176,400		25,756	9.4
Utah	22	100	956,400		2,170	0.8
Vermont	5	100	98,000		484	0.2
Virginia	153	97	2,991,200		7,597	2.8
Washington	43	98	687,200		2,941	1.1
West Virginia	15	100	284,300		1,098	0.4
Wisconsin	118	100	2,136,000		5,473	2.0
Wyoming	6	100	54,700		289	0.1
Puerto Rico	4	100	28,300		149	*
Totals\Average	4,944	98%	83,045,700	$	274,901	100.0%

* Less than 0.1%

[1] Includes rental revenue for all properties owned at December 31, 2016. Excludes rental revenue of $323 from sold properties.

Q4 2016 Supplemental Operating & Financial Data 19

Property Type Composition (dollars in thousands) 20 Q4 2016 Supplemental Operating & Financial Data (1) Includes rental revenue for all properties owned at December 31, 2016. Excludes rental revenue of $323 from sold properties. (2) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Number of Properties Approximate Leasable Square Feet Rental Revenue for the Quarter Ended Percentage of Rental Revenue for the Quarter Ended Percentage of Annualized Revenue from Investment Grade Tenants Property Type December 31, 2016 (1) December 31, 2016 (2) Retail 4,774 55,005,900 $ 216,904 78.9% 36.6 % Industrial 111 24,452,100 36,383 13.2 82.3 Office 44 3,403,200 15,111 5.5 91.2 Agriculture 15 184,500 6,503 2.4 100.0 Totals 4,944 83,045,700 $ 274,901 100.0 % Retail 78.9% Industrial 13.2% Office 5.5% Agriculture 2.4%

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Fourth Quarter 2016

Same Store Rental Revenue

Number of Properties	4,045
Square Footage	66,526,790
Q4 2016	$223,668
Q4 2015	$221,659
Increase (in dollars)	$2,009
Increase (percent)	0.9%

Top 3 Industries Contributing to the Change

Industry	Quarter ended December 31, 2016	Quarter ended December 31, 2015	Net Change	% Change by Industry
Convenience Stores	$ 22,757	$ 22,241	$ 516	2.3%
Grocery Stores	7,578	7,254	324	4.5%
Health and Fitness	14,951	14,738	213	1.4%

2016

Same Store Rental Revenue

Number of Properties	4,045
Square Footage	66,526,790
YTD Q4 2016	$888,507
YTD Q4 2015	$878,361
Increase (in dollars)	$10,146
Increase (percent)	1.2%

Top 3 Industries Contributing to the Change

Industry	Year ended December 31, 2016	Year ended December 31, 2015	Net Change	% Change by Industry
Convenience Stores	$ 91,080	$ 88,728	$ 2,352	2.7%
Theaters	49,393	47,817	1,576	3.3%
Motor Vehicle Dealerships	15,350	14,589	761	5.2%

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,
(ii) under development or redevelopment, or
(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent and the amortization of above and below-market leases.

Q4 2016 Supplemental Operating & Financial Data

21

Same Store Rental Revenue (Cont’d)(dollars in thousands) 22 Q4 2016 Supplemental Operating & Financial Data Same Store Rental Revenue by Property Type Fourth Quarter 2016 Quarter ended Quarter ended Net % Change by Contribution by Property Type December 31, 2016 December 31, 2015 Change Property Type Property Type Retail $ 176,858 $ 175,386 $ 1,472 0.8% 73.3% Industrial 26,834 26,510 324 1.2% 16.1% Office 14,577 14,431 146 1.0% 7.3% Agriculture 5,399 5,332 67 1.2% 3.3% Total $ 223,668 $ 221,659 $ 2,009 0.9% 100% 2016 Year ended Year ended Net % Change by Contribution by Property Type December 31, 2016 December 31, 2015 Change Property Type Property Type Retail $ 702,099 $ 694,024 $ 8,075 1.2% 79.6% Industrial 107,111 105,720 1,391 1.3% 13.7% Office 57,818 57,403 415 0.7% 4.1% Agriculture 21,479 21,214 265 1.2% 2.6% Total $ 888,507 $ 878,361 $ 10,146 1.2% 100%

Occupancy

REALTY INCOME
The Monthly Dividend Company®

By Property

Occupied Properties	4,860
Total Properties	4,944
Occupancy	98.3%

By Square Footage

Occupied Square Footage	82,121,833
Total Square Footage	83,045,677
Occupancy	98.9%

By Rental Revenue (Economic Occupancy)

Quarterly Rental Revenue	$	269,361,645
Quarterly Vacant Rental Revenue	$	3,078,938 [1]
Occupancy		98.9%

[1] Based on contractual monthly rents received immediately preceding the date of vacancy.

Change in Occupancy

Vacant Properties at 9/30/16		82
Expiration Activity [1]	+	82
Leasing Activity [2]	-	64
Vacant Property Sales Activity [3]	-	16
Vacant Properties at 12/31/16		84

[1] Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter.

[2] Includes 48 expirations that were re-leased to the same tenants without vacancy, ten that were re-leased to new tenants without vacancy, and six that were re-leased after a period of vacancy. See page 24 for additional detail on re-leasing activity.

[3] Includes 11 properties that were vacant at the beginning of the quarter.

Occupancy by Number of Properties



99.0%
98.0%
97.0%
96.0%
95.0%
94.0%
93.0%
92.0%
91.0%
90.0%
98.4%
98.0%
98.2%
98.3%
98.4%
97.8%
98.0%
98.3%
98.3%
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016

Q4 2016 Supplemental Operating & Financial Data

23

Leasing Activity (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q4 2016	Re-leased to Same Tenant	Re-leased to New Tenant: Without Vacancy	Re-leased to New Tenant: After a Period of Vacancy	Re-leasing Totals
Prior Cash Rents	$ 9,560	$ 941	$ 511	$ 11,012
New Cash Rents*	$ 10,321	$ 891	$ 382	$ 11,594
Recapture Rate	108.0 %	94.6 %	74.7 %	105.3 %
Number of Leases	48	10	6	64
Average Months Vacant	-	-	21.7	2.0
Additional Invested Capital	$ 3,720	$ 1,138	$ 454	$ 5,312
Incremental Yield[1]	10.3 %	9.6 %	19.2 %	10.7 %
*Percentage of Total Annualized Portfolio Rental Revenue:				1.0 %

Allocation Based on Number of Leases


75%
25%
Same Tenant
New Tenant

2016	Re-leased to Same Tenant	Re-leased to New Tenant: Without Vacancy	Re-leased to New Tenant: After a Period of Vacancy	Re-leasing Totals
Prior Cash Rents	$ 20,915	$ 4,063	$ 2,354	$ 27,332
New Cash Rents*	$ 21,908	$ 5,084	$ 1,580	$ 28,572
Recapture Rate	104.7 %	125.1 %	67.1 %	104.5 %
Number of Leases	144	21	21	186
Average Months Vacant	-	-	13.0	1.5
Additional Invested Capital[2]	$ 3,720	$ 16,363	$ 2,954	$ 23,037
Incremental Yield[1]	10.3 %	14.5 %	9.1 %	13.0 %
*Percentage of Total Annualized Portfolio Rental Revenue:				2.6 %


77%
23%
Same Tenant
New Tenant

(1) Incremental yield reflects the yield generated by capital commitments made at the time of re-lease, and is calculated as the incremental cash rents divided by additional invested capital. Incremental cash rents are calculated by subtracting prior rents, or management's estimate of rents to be paid for unimproved space, from the contractual cash rents for the first twelve months following rent commencement.

(2) Invested capital figures include an estimated $2,100 of tenant improvements for the year ended December 31, 2016.

Q4 2016 Supplemental Operating & Financial Data 24

Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leased, single-tenant properties have a weighted average remaining lease term of 9.8 years.

Total Portfolio [1]

Year	Expiring Leases: Retail	Expiring Leases: Non-Retail	Approx. Leasable Sq. Feet	Rental Revenue[2]	% of Rental Revenue
2017	156	2	1,752,600	$ 4,239	1.6%
2018	279	9	3,661,200	11,542	4.3
2019	264	10	3,912,700	13,556	5.0
2020	198	11	4,345,800	12,688	4.7
2021	295	13	5,355,200	15,227	5.6
2022	280	17	7,843,300	16,939	6.3
2023	378	20	6,640,300	22,434	8.3
2024	198	12	4,360,000	12,533	4.6
2025	326	14	5,227,100	20,452	7.5
2026	317	5	4,451,500	14,598	5.4
2027	504	3	5,698,000	20,861	7.7
2028	289	6	6,296,600	16,426	6.1
2029	400	5	6,986,800	20,650	7.7
2030	80	13	2,439,100	14,568	5.3
2031	269	25	5,110,000	18,527	6.8
2032-2043	434	4	6,869,300	35,456	13.1
Totals	4,667	169	80,949,500	$ 270,696	100%

* Less than 0.1%

[1] This table sets forth the timing of remaining lease term expirations on our 4,836 net leased, single-tenant properties as of December 31, 2016 and their contribution to rental revenue for the quarter ended December 31, 2016. Excludes 24 multi-tenant properties and 84 vacant properties. The lease expirations for properties under construction are based on the estimated completion date of those properties.

[2] Excludes revenue of $4,205 from 24 multi-tenant properties and from 84 vacant properties at December 31, 2016, and $323 from sold properties.

Q4 2016 Supplemental Operating & Financial Data 25

26 We estimate FFO per share for 2017 of $3.00 to $3.06. We estimate AFFO per share for 2017 of $3.00 to $3.06, an increase of 4.2% to 6.3% over 2016 AFFO per share of $2.88. Summarized below are approximate estimates of the key components of the company’s 2017 earnings guidance: Earnings Guidance Q4 2016 Supplemental Operating & Financial Data Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this Supplemental Operating & Financial Data. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. (1) Excludes tenant reimbursement revenue. 2017 Guidance Net income per share $1.27 to $1.33 Real estate depreciation per share $1.80 Gains on sales of properties per share ($0.07) FFO per share $3.00 to $3.06 AFFO per share $3.00 to $3.06 Same store rent growth 1.0% to 1.2% Occupancy 98% G&A expenses (% of revenues) (1) 5.0% Property expenses (non-reimbursable) (% of revenues) (1) 1.5% to 2.0% Acquisition volume $1.0 billion Disposition volume $75 to $100 million

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
	William Harman	wharman@rwbaird.com	(414) 298-2337
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
	Vineet Khanna	vineet.khanna@capitalone.com	(571) 835-7013
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Nicholas Joseph	nicholas.joseph@citi.com	(212) 816-1909
	John Ellwanger	john.ellwanger@citi.com	(212) 816-5871
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
	James O. Lykins	jlykins@dadco.com	(212) 576-1845
Edward Jones	Roy Shepard	royal.shepard@edwardjones.com	(314) 515-3510
Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
	Brad Burke	brad.burke@gs.com	(917) 343-2082
	Jeffrey Pehl	jeffrey.pehl@gs.com	(212) 357-4474
Green Street	Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780
	Tyler Grant	tgrant@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
	Venkat Kommineni	vkommineni@janney.com	(646) 840-3219
	Hersh Shintre	hshintre@janney.com	(646) 840-3201
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Gene Nusinzon	gene.nusinzon@jpmorgan.com	(212) 622-1041
Ladenburg Thalmann	Daniel Donlan	ddonlan@ladenburg.com	(212) 409-2056
	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mitsubishi UFJ Securities (USA), Inc.	Karin Ford	kford@us.sc.mufg.jp	(212) 405-7349
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	(212) 205-7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Landon Park	landon.park@morganstanley.com	(212) 761-6368
Morningstar	Edward Mui	edward.mui@morningstar.com	(312) 348-2379
Oppenheimer	Steve Manaker	stephen.manaker@opco.com	(212) 667-5950
	Amit Nihalani	amit.nihalani@opco.com	(212) 667-8204
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Daniel Mannix	daniel.mannix@raymondjames.com	(727) 567-2619
RBC Capital Markets	Michael Carroll	michael.carroll@rbccm.com	(440) 715-2649
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Jeremy Metz	jeremy-metz@ubs.com	(212) 713-2429
	Frank Lee	frank-a.lee@ubs.com	(415) 352-5679
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354
Wunderlich	Craig Kucera	ckucera@wundernet.com	(540) 277-3366

Realty Income Corporation is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income Corporation or its management. Realty Income Corporation does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q4 2016 Supplemental Operating & Financial Data

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